Exhibit 99.1

TREMOR VIDEO REPORTS FULL YEAR AND FOURTH QUARTER 2014 FINANCIAL RESULTS

Full Year 2014 revenue grows 21%

For the full year:

•                  Total revenue grew 21.0% year-over-year to $159.5 million

•                  Net loss of ($23.5) million; Non-GAAP Adjusted EBITDA of ($10.9) million

•                  Net loss per share of ($0.46); Non-GAAP Adjusted EBITDA per share of ($0.22)

For the fourth quarter:

•                  Total revenue grew 15.4% year-over-year to $41.9 million

•                  Net loss of ($5.4) million; Non-GAAP Adjusted EBITDA of ($1.8) million

•                  Net loss per share of ($0.11); Non-GAAP Adjusted EBITDA per share of ($0.03)

New York, NY —February 19, 2015 — Tremor Video, Inc. (NYSE: TRMR), an advertising technology company elevating brand performance across all screens for the world’s leading brands and publishers, today announced financial results for the fourth quarter and full year ended December 31, 2014.

“Our results clearly demonstrate the progress we have made in creating a premium video marketplace that connects buyers and sellers seeking brand advertising effectiveness,” said Bill Day, President and CEO of Tremor Video.  “I believe the momentum in our programmatic business, as well as the increasing adoption of All-Screen and performance based products validates the technology investments that we made in 2014 and sets us up for continued success in 2015.”

Full Year 2014 Financial Summary

Revenue: For the full year 2014, revenue was $159.5 million compared to $131.8 million for the full year 2013, representing a 21.0% increase over the same period one year ago.

Gross Margin: For the full year 2014, gross margin was 36.2% compared to 40.9% for the full year 2013.

Net Loss:  For the full year 2014, net loss was ($23.5) million compared to a net loss of ($13.5) million for the full year 2013.

Adjusted EBITDA: For the full year 2014, Adjusted EBITDA, a non-GAAP financial measure, was ($10.9) million compared to Adjusted EBITDA of ($2.1) million for the full year 2013.

EPS:  For the full year 2014, basic and diluted net loss per share was ($0.46). Non-GAAP basic and diluted Adjusted EBITDA per share was ($0.22). Basic and diluted net loss per share and Non-GAAP basic and diluted Adjusted EBITDA per share are based on 50.6 million weighted average shares of common stock for the year ended December 31, 2014.

A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying tables entitled “Reconciliation of Non-GAAP Financial Information” and “Reconciliation of Non-GAAP Financial Information-Per Share.”

Q4 2014 Financial Summary

Revenue: For the three months ended December 31, 2014, revenue was $41.9 million compared to $36.3 million for the three months ended December 31, 2013, representing a 15.4% increase over the same period one year ago.

Gross Margin: For the three months ended December 31, 2014, gross margin was 38.4% compared to 33.7% for the same period one year ago.

Net Loss:  For the three months ended December 31, 2014, net loss was ($5.4) million compared to a net loss of ($5.8) million for the same period one year ago.

Adjusted EBITDA: For the three months ended December 31, 2014, Adjusted EBITDA, a non-GAAP financial measure, was ($1.8) million compared to Adjusted EBITDA of ($1.5) million for the same period one year ago.

EPS:  For the three months ended December 31, 2014, basic and diluted net loss per share was ($0.11). Non-GAAP basic and diluted Adjusted EBITDA per share was ($0.03). Basic and diluted net loss per share and Non-GAAP basic and diluted Adjusted EBITDA per share are based on 51.1 million weighted average shares of common stock for the three months ended December 31, 2014.

Business & Financial Highlights

As a percentage of total revenue, revenue attributable to performance-based pricing for the three months ended December 31, 2014 was 31.7% compared to 25.4% for the same period one year ago and for the full year 2014 was 27.6% compared to 29.8% for the same period one year ago.

As a percentage of total revenue, revenue attributable to our All-Screen product for the three months ended December 31, 2014 was 40.3% and for the full year 2014 was 26.6%.   Our All-Screen product, which we introduced during the second quarter of 2014, optimizes delivery of video ad campaigns across screens, eliminating the need for advertisers to allocate campaign budgets to a specific device.

Guidance

Based on information available as of February 19, 2015, the Company expects the following:

Q1 2015:  First quarter revenue is expected to be in the range of $39.0 million to $41.0 million and Adjusted EBITDA is expected to be in the range of ($6.0) million to ($5.0) million.

Full Year 2015:  Full year 2015 revenue is expected to be in the range of $195.0 million to $200.0 million and Adjusted EBITDA is expected to be in the range of ($7.0) million to ($3.0) million.

Q4 and Full Year 2014 Financial Results Conference Call: Tremor Video will host a conference call today at 4:30 p.m. ET to discuss its fourth quarter and full year financial results with the investment community. A live webcast of the event will be available on the Tremor Video Investor Relations website at http://investor.tremorvideo.com. A live domestic dial-in is available at (877)407-9039 or internationally at (201)689-8470. Until March 5, 2015, a domestic replay will be available at (877)870-5176 or internationally at (858)384-5517, using passcode 13599015, and via webcast on the Tremor Video Investor Relations website.

About Tremor Video

Tremor Video (NYSE:TRMR) helps make every advertising moment more relevant for consumers. The company’s heritage as custodians of the most recognized advertiser and publisher brands is built on leadership in all-screen analytics and a long-standing commitment to transparency. Our premium video marketplace offers the full spectrum of video ad products and services, including premium programmatic buying and selling and analytics that connect the two.

“Safe harbor” Statement:

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those set forth in or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements related to Tremor Video’s future financial results or growth potential, including first quarter 2015 and 2015 full year financial guidance, and statements with respect to future revenue mix or the development or adoption of the company’s solutions. Important factors that could cause actual results or the timing of events to differ materially from those set forth in or implied by any forward-looking statements include, without limitation, risks and uncertainties associated with: the company’s limited operating history and the continuing development of its business model; unfavorable conditions in the global economy or reductions in digital advertising spend; the company’s ability to effectively innovate and adapt to rapidly changing technology and client needs; increased competition as well as innovations by new and existing competitors; expansion of the online video advertising market; the company’s ability to attract new advertisers and increase spend from existing advertisers; the company’s ability to attract advertising spend from TV media buyers; adoption of brand-centric metrics, advanced ad formats and performance-based pricing models by advertisers; the company’s ability to effectively deliver video ad campaigns with demo guarantees; adoption of the company’s programmatic solutions by advertisers and publishers; adoption of the company’s All-Screen buying solution by advertisers; the company’s ability to acquire an adequate supply of premium video advertising inventory from publishers on terms that are favorable to it; the company’s ability to detect fraudulent or malicious activity and ensure a high level of brand safety for its clients; identifying, attracting and retaining qualified personnel; defects, errors or interruptions in the company’s solutions; the company’s ability to collect and use data to deliver video ads; the effect of regulatory developments and industry standards regarding internet privacy and other matters; maintaining, protecting and enhancing the company’s intellectual property; costs associated with defending intellectual property infringement, securities litigation and other claims; future opportunities and plans, including the uncertainty of expected future financial performance and results; as well as other risks and uncertainties detailed from time-to-time under the caption “Risk Factors” and elsewhere in Tremor Video’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013 filed with the U.S. Securities and Exchange Commission on March 28, 2014, its Quarterly Report on Form 10-Q for the three months ended March 31, 2014 filed with the U.S. Securities and Exchange Commission on May 15, 2014, its Quarterly Report on Form 10-Q for the six months ended June 30, 2014 filed with the U.S. Securities and Exchange Commission on August 14, 2014, its Quarterly Report on Form 10-Q for the nine months ended September 30, 2014 filed with the U.S. Securities and Exchange Commission on November 14, 2014, and future filings and reports by the company, including its Annual Report on Form 10-K for the year ended December 31, 2014.

Forward-looking statements are based on current expectations and beliefs and are not guarantees of future performance or events.  Investors are cautioned not to place undue reliance on any forward-looking statements.  Furthermore, forward-looking statements speak only as of the date on which they are made, and, except as required by law, Tremor Video disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Tremor Video reports Adjusted EBITDA and basic and diluted Adjusted EBITDA per share which are non-GAAP financial measures. We define Adjusted EBITDA as net loss plus (minus): interest expense and other income (expense), net, income tax expense (benefit), depreciation and amortization expense, non-cash stock-based compensation expense, non-cash stock-based long-term incentive compensation, and litigation costs associated with pending class action securities litigation. We define Adjusted EBITDA per share as Adjusted EBITDA divided by weighted average common shares outstanding. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that these measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP financial measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.  With respect to our expectations under “Guidance” above, reconciliation of Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price.  We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

###

Investor Relations Contact:

Andrew Posen

Senior Director Investor Relations

212-792-2315

IR@TremorVideo.com

Public Relations Contact:

Billy Kenny

Tremor Video Corporate Communications

646-421-6217

BKenny@TremorVideo.com

Tremor Video, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31,
	2014	2013

Assets
Current assets:
Cash and cash equivalents	$77,787	$92,691
Accounts receivable, net	46,765	41,458
Prepaid expenses and other current assets	1,571	1,912
Deferred tax assets, short-term	194	—
Total current assets	126,317	136,061
Long-term assets:
Restricted cash	600	600
Property and equipment, net	5,574	3,388
Intangible assets, net	15,552	20,387
Goodwill	29,719	29,719
Deferred tax assets, long-term	—	189
Other assets	243	216
Total long-term assets	51,688	54,499
Total assets	$178,005	$190,560

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$37,258	$32,312
Deferred rent and security deposits payable, short-term	20	14
Deferred revenue	15	271
Deferred tax liabilities, short-term	—	189
Total current liabilities	37,293	32,786
Deferred rent, long-term	745	742
Deferred tax liabilities, long-term	194	—
Total liabilities	38,232	33,528
Stockholders’ equity:
Common stock	5	5
Additional paid-in capital	274,094	267,767
Accumulated other comprehensive income	98	195
Accumulated deficit	(134,424)	(110,935)
Total stockholders’ equity	139,773	157,032
Total liabilities and stockholders’ equity	$178,005	$190,560

Tremor Video, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(unaudited)

Revenue	$41,878	$36,299	$159,487	$131,796
Cost of revenue	25,791	24,056	101,673	77,925
Gross profit	16,087	12,243	57,814	53,871

Operating expenses:
Technology and development(1)	4,409	3,289	16,992	11,637
Sales and marketing(1)	11,505	10,233	42,623	38,496
General and administrative(1)	3,675	2,881	14,712	10,950
Depreciation and amortization	1,773	1,734	6,675	6,310
Total operating expenses	21,362	18,137	81,002	67,393

Loss from operations	(5,275)	(5,894)	(23,188)	(13,522)

Interest and other (expense) income, net:
Interest expense, net	(1)	—	(4)	(127)
Other income, net	61	16	46	339
Total interest and other income, net	60	16	42	212

Loss before income tax (benefit)	(5,215)	(5,878)	(23,146)	(13,310)
Income tax (benefit)	199	(37)	343	206
Net loss	(5,414)	(5,841)	(23,489)	(13,516)
Series F preferred stock deemed dividend	—	—	—	15,849
Net loss attributable to common stockholders	$(5,414)	$(5,841)	$(23,489)	$(29,365)

Net loss per share:
Basic and diluted	$(0.11)	$(0.12)	$(0.46)	$(0.47)

Weighted-average number of shares of common stock outstanding:
Basic and diluted	51,088,012	49,755,820	50,637,541	28,761,700

(1) Stock-based compensation expense included above:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(unaudited)

Technology and development	$254	$158	$907	$549
Sales and marketing	443	305	1,506	1,188
General and administrative	631	522	2,209	1,667
Total stock-based compensation expense	$1,328	$985	$4,622	$3,404

Tremor Video, Inc.

Reconciliation of Non-GAAP Financial Information

(in thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(unaudited)

Net loss	$(5,414)	$(5,841)	$(23,489)	$(13,516)
Adjustments:
Depreciation and amortization expense	1,773	1,734	6,675	6,310
Stock-based compensation expense	1,328	985	4,622	3,404
Stock-based long-term incentive compensation	399	1,614	673	1,614
Interest and other income, net	(60)	(16)	(42)	(212)
Income tax (benefit)	199	(37)	343	206
Litigation costs	—	82	279	82
Total net adjustments	3,639	4,362	12,550	11,404
Adjusted EBITDA	$(1,775)	$(1,479)	$(10,939)	$(2,112)

Tremor Video, Inc.

Reconciliation of Non-GAAP Financial Information - Per Share

	Three Months Ended		Years Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(unaudited)

Net loss	$(0.11)	$(0.12)	$(0.46)	$(0.47)
Adjustments:
Depreciation and amortization expense	0.04	0.04	0.13	0.22
Stock-based compensation expense	0.03	0.02	0.09	0.12
Stock-based long-term incentive compensation	0.01	0.03	0.01	0.06
Interest and other income, net	—	—	—	(0.01)
Income tax (benefit)	—	—	0.01	0.01
Litigation costs	—	—	—	—
Total net adjustments	0.08	0.09	0.24	0.40
Adjusted EBITDA per share - basic	$(0.03)	$(0.03)	$(0.22)	$(0.07)

Weighted-average number of shares of common stock outstanding:
Basic	51,088,012	49,755,820	50,637,541	28,761,700

Adjusted EBITDA per share - diluted	$(0.03)	$(0.03)	$(0.22)	$(0.07)

Weighted-average number of shares of common stock outstanding:
Diluted	51,088,012	49,755,820	50,637,541	28,761,700

Tremor Video, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Years Ended
	December 31,
	2014	2013

Cash flows from operating activities:
Net loss	$(23,489)	$(13,516)
Adjustments required to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	6,675	6,310
Bad debt (recovery) expense	(16)	(19)
Mark-to-market income	(6)	(313)
Stock-based compensation expense	4,622	3,404
Stock-based long-term incentive compensation	673	1,614
Net changes in operating assets and liabilities:
Increase in accounts receivable	(5,394)	(5,428)
Decrease (increase) in prepaid expenses and other long-term assets	299	(964)
Increase in accounts payable and accrued expenses	5,899	9,604
Increase in deferred rent and security deposits payable	9	129
(Decrease) increase in deferred revenue	(256)	61
Net cash (used in) provided by operating activities	(10,984)	882

Cash flows from investing activities:
Purchase of property and equipment	(4,026)	(2,705)
Changes in restricted cash	—	621
Net cash used in investing activities	(4,026)	(2,084)

Cash flows from financing activities:
Net proceeds from common stock issuance	—	66,598
Repayment of amount outstanding under credit facility	—	(6,000)
Proceeds from the exercise of stock options	767	912
Tax withholdings related to net share settlements of restricted stock units	(565)	—
Net cash provided by financing activities	202	61,510

Net (decrease) increase in cash and cash equivalents	(14,808)	60,308

Effect of exchange rate changes in cash and cash equivalents	(96)	(150)

Cash and cash equivalents at beginning of period	92,691	32,533
Cash and cash equivalents at end of period	$77,787	$92,691

Supplemental disclosure of cash flow activities:
Cash paid for income taxes	$—	$308
Cash paid for interest expense	$5	$127

Supplemental disclosure of non-cash financing activities:
Common stock issued in connection with the conversion of preferred stock	$—	$162,657
Common stock issued in connection with the Series F preferred stock deemed dividend	$—	$15,849
Reclassification of liability warrants to equity warrants	$—	$790
Common stock issued for settlement of RSUs	$953	$—